invitation homes

Earnings Release AND Supplemental Information

SECOND QUARTER 2026

Wyncliff | Nashville, TN

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 2

Earnings Press Release

Invitation Homes Reports Second Quarter 2026 Results
Dallas, TX, July 29, 2026 — Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes,” “we,” “our,” and “us”), the nation’s premier single-family home leasing and management company, today announced our Second Quarter (“Q2”) 2026 financial and operating results.

Q2 2026 Highlights
•Year over year, total revenues increased 9.7% to $748 million, property operating and maintenance costs increased 4.7% to $256 million, and net income available to common stockholders increased 55.1% to $218 million, or $0.37 per diluted common share.
•Year over year, Core FFO per share increased 5.0% to $0.51, while AFFO per share increased 5.9% to $0.44.
•Same Store NOI increased 1.5% year over year on 1.6% Same Store Core Revenues growth and 1.9% Same Store Core Operating Expenses growth.
•Same Store Average Occupancy was 97.1%, an expected reduction of 20 basis points year over year.
•Same Store renewal rent growth of 3.3% and Same Store new lease rent growth of 1.1% resulted in Same Store blended rent growth of 2.7%.
•We disposed of 657 wholly owned homes, many to families purchasing for their own use, and acquired 196 wholly owned homes, for net dispositions of 461 homes and net proceeds of approximately $234 million that were used for second quarter share repurchases and paying down debt that partially funded our first quarter share repurchases.
•During Q2 2026, we acquired 3,478,690 shares of our common stock for approximately $100 million under our second $500 million share repurchase program that was authorized by our board of directors on April 27, 2026. Combined with our prior $500 million program, since December 2025 we have repurchased a total of 22,812,421 shares for approximately $600 million at an average price per share of $26.30.
•At quarter end, we had $1,546 million in available liquidity through a combination of unrestricted cash and undrawn capacity on our revolving credit facility. As of June 30, 2026, our net debt / TTM adjusted EBITDAre was 5.4x, below our targeted range of 5.5x to 6.0x.
•As previously announced, on June 30, 2026, we priced a public offering of $500 million aggregate principal amount of 4.950% senior notes (the “Notes”). The Notes were priced at 99.291% of the principal amount and mature on February 1, 2032. The offering closed subsequent to quarter end on July 8, 2026, with net proceeds used to prepay a portion of our $988 million secured debt obligation maturing in June 2027.
•Reflecting our year to date performance, we have raised our full year 2026 guidance by one cent at the midpoint for both Core FFO per share and AFFO per share to $1.95 and $1.65, respectively. We have also narrowed our Same Store Core Revenue growth and Same Store NOI growth guidance ranges, while holding both midpoints unchanged, and increased our wholly owned disposition guidance midpoint by $300 million to $850 million, driven by continued favorable private market valuations relative to public market pricing.

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States (“GAAP”). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

Comments from Chief Executive Officer Dallas Tanner
“We delivered another quarter of strong operational execution thanks to our caring associates and loyal residents. New lease rent growth accelerated every month through June this year, and demand for high-quality rental homes remains healthy across our markets, particularly as leasing a home now costs an average of over $1,000 less per month than owning, according to data from John Burns. We continue to sell homes at prices well above what is implied by our current stock price, and since December, we have repurchased $600 million of our own shares. Given this performance, we have raised our full-year guidance by a penny at the midpoint for both Core FFO per share and AFFO per share, to $1.95 and $1.65, respectively.”

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 3

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q2 2026	Q2 2025	YTD 2026	YTD 2025
Net income	$0.37	$0.23	$0.63	$0.50
FFO	0.46	0.45	0.90	0.90
Core FFO	0.51	0.48	0.99	0.97
AFFO	0.44	0.41	0.85	0.84

Net Income
Net income per common share — diluted for Q2 2026 was $0.37, compared to net income per common share — diluted of $0.23 for Q2 2025. Total revenues and total property operating and maintenance expenses for Q2 2026 were $748 million and $256 million, respectively, compared to $681 million and $244 million, respectively, for Q2 2025.

Net income per common share — diluted for YTD 2026 was $0.63, compared to net income per share — diluted of $0.50 for YTD 2025. Total revenues and total property operating and maintenance expenses for YTD 2026 were $1,482 million and $507 million, respectively, compared to $1,356 million and $482 million, respectively, for YTD 2025.

Core FFO
Year over year, Core FFO per share for Q2 2026 increased 5.0% to $0.51, while Core FFO per share for YTD 2026 increased 1.9% to $0.99, primarily due to NOI growth, stock repurchases, and our acquisition of ResiBuilt in January 2026.

AFFO
Year over year, AFFO per share for Q2 2026 increased 5.9% to $0.44, while AFFO per share for YTD 2026 increased 1.6% to $0.85, primarily due to the increase in Core FFO per share described above.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 4

Operating Results

Same Store Operating Results Snapshot

Number of Homes, period-end	Q2 2026
Total Portfolio	85,509
Number of homes in Same Store Portfolio:	77,326
Same Store % of Total	90.4%

	Q2 2026	Q2 2025	YTD 2026	YTD 2025
Core Revenues growth (year over year)	1.6%		1.7%
Core Operating Expenses growth (year over year)	1.9%		3.7%
NOI growth (year over year)	1.5%		0.7%

Average Occupancy	97.1%	97.3%	96.7%	97.3%
Bad Debt % of gross rental revenue	0.6%	0.6%	0.6%	0.6%
Turnover Rate	5.7%	6.2%	11.0%	11.2%

Rental Rate Growth (lease-over-lease):
Renewals	3.3%	4.7%	3.5%	4.9%
New leases	1.1%	2.1%	(1.1)%	1.0%
Blended	2.7%	4.0%	2.2%	3.8%

Same Store NOI
For the Same Store Portfolio of 77,326 homes, Same Store NOI for Q2 2026 increased 1.5% year over year on Same Store Core Revenues growth of 1.6% and Same Store Core Operating Expenses growth of 1.9%.

YTD 2026 Same Store NOI increased 0.7% year over year on Same Store Core Revenues growth of 1.7% and Same Store Core Operating Expenses growth of 3.7%.

Same Store Core Revenues
Q2 2026 year over year Same Store Core Revenues growth of 1.6% was primarily driven by a 2.0% increase in Average Monthly Rent, partially offset by a 20 basis point year over year decrease in Average Occupancy.

YTD 2026 year over year Same Store Core Revenues growth of 1.7% was primarily driven by a 2.1% increase in Average Monthly Rent and a 4.7% increase in other income, net of resident recoveries, partially offset by a 60 basis point year over year decrease in Average Occupancy.

Same Store Core Operating Expenses
Q2 2026 year over year Same Store Core Operating Expenses increased 1.9%, primarily attributable to a 3.5% increase in fixed expenses, partially offset by a 1.0% decrease in controllable expenses.

YTD 2026 year over year Same Store Core Operating Expenses increased 3.7%, primarily driven by a 3.1% increase in fixed expenses and a 4.8% increase in controllable expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 5

Investment, Property Management, and Homebuilding Activity
During Q2 2026, we sold 657 wholly owned homes, many to families purchasing for their own use, for gross proceeds of approximately $309 million, and we sold 14 homes for gross proceeds of approximately $6 million in our joint ventures. Acquisitions for Q2 2026 included 196 wholly owned homes for approximately $74 million and 67 homes for approximately $23 million in our joint ventures.

YTD 2026, we sold 1,140 wholly owned homes for gross proceeds of approximately $515 million and 24 homes for gross proceeds of approximately $11 million in our joint ventures. We also acquired 457 wholly owned homes for approximately $165 million and 87 homes for approximately $31 million in our joint ventures.

A summary of our owned and/or managed homes is included in the following table:

Summary of Homes Owned and/or Managed as of June 30, 2026

	Number of Homes Owned and/or Managed as of 3/31/2026	Acquired or Added In Q2 2026	Disposed or Subtracted In Q2 2026	Number of Homes Owned and/or Managed as of 6/30/2026
Wholly owned homes	85,970	196	(657)	85,509
Joint venture owned homes	8,016	67	(14)	8,069
Managed-only homes	15,759	—	(120)	15,639
Total homes owned and/or managed	109,745	263	(791)	109,217

Balance Sheet and Capital Markets Activity
As of June 30, 2026, we had $1,546 million in available liquidity through a combination of unrestricted cash and undrawn capacity on our revolving credit facility. In addition, our total indebtedness of $8,593 million consisted of 83.8% unsecured debt and 16.2% secured debt; 92.4% of our total debt was fixed rate or swapped to fixed rate; approximately 90% of our wholly owned homes were unencumbered; and our Net debt / TTM adjusted EBITDAre was 5.4x, below our targeted range of 5.5x to 6.0x.

During Q2 2026, we acquired 3,478,690 shares of our common stock for approximately $100 million under our second $500 million share repurchase program that was authorized by our board of directors on April 27, 2026. Combined with our prior $500 million program, since December 2025 we have repurchased a total of 22,812,421 shares for approximately $600 million at an average price per share of $26.30.

As previously announced, on June 30, 2026, we priced a public offering of $500 million aggregate principal amount of 4.950% senior notes (the “Notes”). The Notes were priced at 99.291% of the principal amount and mature on February 1, 2032. The offering closed subsequent to quarter end on July 8, 2026, with net proceeds used to prepay a portion of our $988 million secured debt obligation maturing in June 2027.

FY 2026 Guidance
We have raised our full year 2026 guidance, increasing Core FFO per share and AFFO per share midpoints by one cent each to $1.95 and $1.65, respectively, as set forth below, in addition to our other underlying assumptions.

In accordance with SEC rules, we do not provide guidance for the most comparable GAAP financial measures of net income (loss) per share, total revenues, and property operating and maintenance expense. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of our ongoing operations. Such items include,

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 6 but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, net casualty losses and reserves, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

FY 2026 Guidance Summary

	Current Guidance Range	Current Guidance Midpoint	Prior Guidance Midpoint	Change in Guidance Midpoint
Core FFO per share — diluted	$1.92 - $1.98	$1.95	$1.94	$0.01
AFFO per share — diluted	$1.62 - $1.68	$1.65	$1.64	$0.01

Same Store Core Revenues growth (1)	1.5% - 2.3%	1.9%	1.9%	—%
Same Store Core Operating Expenses growth (2)	3.0% - 4.0%	3.5%	3.5%	—%
Same Store NOI growth	0.4% - 1.9%	1.15%	1.15%	—%

Wholly owned acquisitions (3)	$150 - $350 million	$250 million	$250 million	$— million
JV acquisitions (3)	$50 - $150 million	$100 million	$100 million	$— million
Wholly owned dispositions	$750 - $950 million	$850 million	$550 million	$300 million

(1)Same Store Core Revenues growth guidance assumes FY 2026 (i) Average Occupancy in a range of 96.0% to 96.6% and (ii) average Bad Debt in a range of 60 to 80 basis points.
(2)Same Store Core Operating Expenses growth guidance assumes a year over year increase in FY 2026 (i) property taxes in a range of 4% to 5%; (ii) insurance expenses in a range of 5% to 7%; and (iii) all other expenses in a range of approximately 1% to 2%.
(3)Excludes our acquisition of ResiBuilt in January 2026.

Earnings Conference Call Information
We have scheduled a conference call at 11:00 a.m. Eastern Time on July 30, 2026, to review Q2 2026 results, discuss recent events, and conduct a question-and-answer session. The domestic dial-in number is 1-888-330-2384, and the international dial-in number is 1-240-789-2701. The conference ID is 7714113.

Listen-only participants are encouraged to join the conference call via a live audio webcast, which is available online from our investor relations website at www.invh.com. Following the conclusion of the earnings call, we will post a replay of the webcast to our website for one year.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on our Investor Relations website at www.invh.com.

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation’s premier single-family home leasing and management company, helping to expand housing through new development and strategic partnerships. Our purpose, Unlock the Power of Home™, reflects our commitment to address America’s housing needs by delivering high-quality living solutions and Genuine CARE™ to those who choose the flexibility and value of leasing.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 7

Investor Relations Contact	Media Relations Contact

Scott McLaughlin	Kristi DesJarlais
844.456.INVH (4684)	844.456.INVH (4684)
IR@InvitationHomes.com	Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that may impact our financial condition, results of operations, cash flows, business, associates, and residents, including, among others, risks inherent to the single-family rental industry and our business model, macroeconomic factors beyond our control, federal, state, and local laws, regulations, executive actions, and policy initiatives, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association (“HOA”) fees and insurance costs, poor resident selection and defaults and non-renewals by our residents, our dependence on third parties for key services, risks related to the evaluation of properties, performance of our information technology systems, development and use of artificial intelligence, risks related to our indebtedness, risks related to the potential negative impact of fluctuating global and United States economic conditions (including inflation and imposition or increase of tariffs and trade restrictions by the United States and foreign countries), uncertainty in financial markets (including as a result of events affecting financial institutions), geopolitical tensions, natural disasters, climate change, and public health crises. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in our other periodic filings. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 8

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	June 30, 2026	December 31, 2025
	(unaudited)
Assets:
Investments in single-family residential properties, net	$16,884,643	$17,274,622
Cash and cash equivalents	75,786	129,971
Restricted cash	251,497	224,894
Goodwill	314,154	258,207
Investments in unconsolidated joint ventures	252,049	254,561
Other assets, net	670,181	538,035
Total assets	$18,448,310	$18,680,290

Liabilities:
Secured debt, net	$1,385,098	$1,384,114
Unsecured notes, net	4,402,839	4,398,921
Term loan facilities, net	2,458,754	2,451,985
Revolving facility	280,000	145,000
Accounts payable and accrued expenses	325,118	230,350
Resident security deposits	186,916	184,536
Other liabilities	316,974	317,492
Total liabilities	9,355,699	9,112,398

Equity:
Stockholders’ equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 590,613,522 and 610,788,732 outstanding as of June 30, 2026 and December 31, 2025, respectively	5,906	6,108
Additional paid-in capital	10,604,456	11,128,590
Accumulated deficit	(1,588,885)	(1,610,981)
Accumulated other comprehensive income	32,940	6,415
Total stockholders’ equity	9,054,417	9,530,132
Non-controlling interests	38,194	37,760
Total equity	9,092,611	9,567,892
Total liabilities and equity	$18,448,310	$18,680,290

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 9

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts) (unaudited)

	Q2 2026	Q2 2025	YTD 2026		YTD 2025
Revenues:
Rental revenues	$602,985	$592,509	$1,200,682		$1,177,703
Other property income	75,367	66,598	148,185		134,475
Management fee revenues	19,738	22,294	39,590		43,702
Homebuilding revenues	49,460	—	93,205		—
Total revenues	747,550	681,401	1,481,662		1,355,880

Expenses:
Property operating and maintenance	255,712	244,278	506,846		481,727
Property management expense	37,726	35,833	77,051		72,572
Homebuilding cost of sales	42,215	—	81,349	0	—
General and administrative	29,332	23,591	61,651		53,109
Interest expense	93,987	87,414	189,300		171,668
Depreciation and amortization	194,299	185,455	387,441		368,601
Casualty losses, impairment, and other	4,236	3,029	8,581		7,712
Total expenses	657,507	579,600	1,312,219		1,155,389

Gain on sale of property, net of tax	132,308	46,591	219,402		118,257
Losses from investments in unconsolidated joint ventures	(2,402)	(4,802)	(5,487)		(10,020)
Other, net	(298)	(2,223)	(2,642)		(1,079)

Net income	219,651	141,367	380,716		307,649
Net income attributable to non-controlling interests	(804)	(480)	(1,361)		(1,017)

Net income attributable to common stockholders	218,847	140,887	379,355		306,632
Net income available to participating securities	(675)	(222)	(1,383)		(450)

Net income available to common stockholders — basic and diluted	$218,172	$140,665	$377,972		$306,182

Weighted average common shares outstanding — basic	592,411,226	613,048,193	599,166,723		612,913,649
Weighted average common shares outstanding — diluted	592,497,804	613,261,904	599,328,126		613,312,641

Net income per common share — basic	$0.37	$0.23	$0.63		$0.50
Net income per common share — diluted	$0.37	$0.23	$0.63		$0.50

Dividends declared per common share	$0.30	$0.29	$0.60		$0.58

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q2 2026	Q2 2025	YTD 2026	YTD 2025
Net income available to common stockholders	$218,172	$140,665	$377,972	$306,182
Net income available to participating securities	675	222	1,383	450
Non-controlling interests	804	480	1,361	1,017
Depreciation and amortization of real estate assets	185,400	181,059	370,323	360,122
Impairment on depreciated real estate investments	961	36	1,430	99
Net gain on sale of previously depreciated investments in real estate	(132,308)	(46,591)	(219,402)	(118,257)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	2,877	3,510	5,919	7,008
FFO	$276,581	$279,381	$538,986	$556,621

Core FFO Reconciliation	Q2 2026	Q2 2025	YTD 2026	YTD 2025
FFO	$276,581	$279,381	$538,986	$556,621
Non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives (1)	7,847	5,724	18,476	9,358
Share-based compensation expense	9,346	8,464	20,046	18,621
Amortization of intangible assets	2,697	—	5,110	—
Business reorganization costs (2)	1,279	35	2,780	2,420
Casualty losses and reserves, net (1)	3,358	3,000	7,293	7,683
Losses on investments in equity and other securities, net	126	90	339	311
Core FFO	$301,234	$296,694	$593,030	$595,014

AFFO Reconciliation	Q2 2026	Q2 2025	YTD 2026	YTD 2025
Core FFO	$301,234	$296,694	$593,030	$595,014
Recurring Capital Expenditures (1)	(41,800)	(43,272)	(82,273)	(80,619)
AFFO	$259,434	$253,422	$510,757	$514,395

Net income available to common stockholders
Weighted average common shares outstanding — diluted	592,497,804	613,261,904	599,328,126	613,312,641

Net income per common share — diluted	$0.37	$0.23	$0.63	$0.50

FFO, Core FFO, and AFFO
Weighted average common shares and OP Units outstanding — diluted	595,159,443	615,771,167	601,939,999	615,703,901

FFO per share — diluted	$0.46	$0.45	$0.90	$0.90

Core FFO per share — diluted	$0.51	$0.48	$0.99	$0.97

AFFO per share — diluted	$0.44	$0.41	$0.85	$0.84

(1)Includes our share from unconsolidated joint ventures.
(2)Includes severance, restructuring, acquisition, and integration costs.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income	Q2 2026	Q2 2025	YTD 2026	YTD 2025
Common shares — basic	592,411,226	613,048,193	599,166,723	612,913,649
Shares potentially issuable from vesting/conversion of equity-based awards	86,578	213,711	161,403	398,992
Total common shares — diluted	592,497,804	613,261,904	599,328,126	613,312,641

Weighted average amounts for FFO, Core FFO, and AFFO	Q2 2026	Q2 2025	YTD 2026	YTD 2025
Common shares — basic	592,411,226	613,048,193	599,166,723	612,913,649
OP units — basic	2,196,519	2,095,013	2,149,028	2,031,655
Shares potentially issuable from vesting/conversion of equity-based awards	551,698	627,961	624,248	758,597
Total common shares and units — diluted	595,159,443	615,771,167	601,939,999	615,703,901

Period end amounts for Core FFO and AFFO	June 30, 2026
Common shares	590,613,522
OP units	2,196,519
Shares potentially issuable from vesting/conversion of equity-based awards	1,463,520
Total common shares and units — diluted	594,273,561

Share Repurchase Program
($ in thousands, except shares and per share data) (unaudited)

Period	Shares Repurchased	Purchase Price	Average Price Per Share
Q4 2025	2,232,685	$61,235	$27.43
Q1 2026	17,101,046	438,765	25.66
Q2 2026	3,478,690	100,000	28.75
Total / Average	22,812,421	$600,000	$26.30

Remaining Authorization as of June 30, 2026 (1)		$400,000

(1)As of March 31, 2026, we fully utilized the $500 million share repurchase authorization approved by our board of directors on October 28, 2025. On April 27, 2026, our board of directors authorized a new share repurchase program to repurchase up to an additional $500 million of outstanding common shares. All repurchased shares are constructively retired and returned to an authorized and unissued status.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of June 30, 2026
($ in thousands) (unaudited)
				Wtd Avg	Wtd Avg
				Interest	Years to
Debt Structure	Balance		% of Total	Rate (1)	Maturity (2)(7)
Secured:
Fixed (3)	$1,388,238		16.2%	4.0%	2.1
Floating — swapped to fixed	—		—%	—%	—
Floating	—		—%	—%	—
Total secured (7)	1,388,238		16.2%	4.0%	2.1

Unsecured:
Fixed (7)	4,450,000		51.8%	3.8%	5.8
Floating — swapped to fixed	2,100,000		24.4%	3.9%	3.3
Floating	655,000		7.6%	4.5%	3.6
Total unsecured (7)	7,205,000		83.8%	3.9%	4.8

Total Debt:
Fixed + floating swapped to fixed (3)	7,938,238		92.4%	3.9%	4.5
Floating	655,000		7.6%	4.5%	3.6
Total debt	8,593,238		100.0%	3.9%	4.4
Unamortized discounts on notes payable	(22,365)
Deferred financing costs, net	(44,182)
Total debt per Balance Sheet	8,526,691
Retained and repurchased certificates	(55,499)
Cash, ex-security deposits and letters of credit (4)	(137,316)
Deferred financing costs, net	44,182
Unamortized discounts on notes payable	22,365
Net debt	$8,400,423

Leverage Ratios	June 30, 2026
Net Debt / TTM Adjusted EBITDAre	5.4	x

Credit Ratings	Ratings	Outlook
Fitch Ratings	BBB+	Stable
Moody’s Investors Service	Baa2	Stable
S&P Global Ratings	BBB	Stable

Unsecured Facilities Covenant Compliance (5)			Unsecured Public Bond Covenant Compliance (6)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	30.1%	≤ 60%	Aggregate debt ratio	36.1%	≤ 65%
Secured leverage ratio	5.9%	≤ 45%	Secured debt ratio	5.6%	≤ 40%
Unencumbered leverage ratio	28.3%	≤ 60%	Unencumbered assets ratio	298.0%	≥ 150%
Fixed charge coverage ratio	4.4x	≥ 1.5x	Debt service ratio	4.6x	≥ 1.5x
Unsecured interest coverage ratio	5.2x	≥ 1.75x

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of June 30, 2026. For additional information regarding the Company’s interest rate swaps, please refer to Note 8—Derivative Instruments in the Company’s most recently filed Form 10-Q or Form 10-K.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)Covenant calculations are specifically defined in our Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the “Glossary and Reconciliations” section below. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(6)Covenant calculations are specifically defined in our Supplemental Indentures to the Base Indenture for our Senior Notes, which are summarized in the “Glossary and Reconciliations” section below. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.
(7)Subsequent to quarter end on July 8, 2026, we closed a public offering of $500 million aggregate principal amount of 4.950% senior notes, which were priced at 99.291% of the principal amount and mature on February 1, 2032. Proceeds from the offering were used to prepay secured debt. On a pro forma basis, the refinancing activity has the following impact to our debt structure:
a.Total secured debt balance decreases from $1,388,238 to $900,238.
b.Total fixed unsecured debt balance increases from $4,450,000 to $4,950,000.
c.Total unsecured debt balance increases from $7,205,000 to $7,705,000.
d.Weighted average years to maturity for total debt increases from 4.4 to 4.7 years.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of June 30, 2026
($ in thousands) (unaudited)

		Unsecured Debt
	Secured	Unsecured	Term Loan	Revolving		% of
Debt Maturities, with Extensions (1)(2)	Debt	Notes	Facilities	Facility	Total	Total
2026	$—	$—	$—	$—	$—	—%
2027	987,852	—	—	—	987,852	11.5%
2028	—	750,000	—	—	750,000	8.7%
2029	—	—	1,750,000	280,000	2,030,000	23.6%
2030	—	450,000	725,000	—	1,175,000	13.7%
2031	400,386	650,000	—	—	1,050,386	12.2%
2032	—	600,000	—	—	600,000	7.0%
2033	—	950,000	—	—	950,000	11.1%
2034	—	400,000	—	—	400,000	4.7%
2035	—	500,000	—	—	500,000	5.8%
2036	—	150,000	—	—	150,000	1.7%
	1,388,238	4,450,000	2,475,000	280,000	8,593,238	100.0%
Unamortized discounts on notes payable	(352)	(22,013)	—	—	(22,365)
Deferred financing costs, net	(2,788)	(25,148)	(16,246)	—	(44,182)
Total per Balance Sheet	$1,385,098	$4,402,839	$2,458,754	$280,000	$8,526,691

(1)Assumes all extension options are exercised.
(2)Subsequent to quarter end on July 8, 2026, we closed a public offering of $500 million aggregate principal amount of 4.950% senior notes, which were priced at 99.291% of the principal amount and mature on February 1, 2032. Proceeds from the offering were used to prepay secured debt. On a pro forma basis, the refinancing activity has the following impact to our debt structure:
a.The amount of secured debt maturing in 2027 declines from $987,852 to $499,852.
b.The amount of unsecured debt maturing in 2032 increases from $600,000 to $1,100,000.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(a)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q2 2026	Q2 2025	YoY	Q1 2026	Seq	YTD 2026	YTD 2025	YoY
Revenues:
Rental revenues (1)	$554,805	$545,420	1.7%	$548,910	1.1%	$1,103,715	$1,086,997	1.5%
Other property income, net (1)(2)	23,365	23,484	(0.5)%	24,155	(3.3)%	47,520	45,378	4.7%
Core Revenues	578,170	568,904	1.6%	573,065	0.9%	1,151,235	1,132,375	1.7%

Fixed Expenses:
Property taxes	100,988	97,506	3.6%	101,261	(0.3)%	202,249	195,145	3.6%
Insurance expenses	9,016	9,795	(8.0)%	9,434	(4.4)%	18,450	19,756	(6.6)%
HOA expenses	11,287	9,888	14.1%	10,726	5.2%	22,013	20,425	7.8%
Total Fixed Expenses	121,291	117,189	3.5%	121,421	(0.1)%	242,712	235,326	3.1%

Controllable Expenses:
Repairs and maintenance, net (3)	26,902	25,822	4.2%	23,087	16.5%	49,989	45,877	9.0%
Personnel, leasing and marketing	19,906	20,497	(2.9)%	20,366	(2.3)%	40,272	41,435	(2.8)%
Turnover, net (3)	10,405	9,682	7.5%	9,427	10.4%	19,832	17,800	11.4%
Utilities and property administrative, net (3)	6,536	8,396	(22.2)%	8,407	(22.3)%	14,943	14,194	5.3%
Total Controllable Expenses	63,749	64,397	(1.0)%	61,287	4.0%	125,036	119,306	4.8%

Core Operating Expenses	185,040	181,586	1.9%	182,708	1.3%	367,748	354,632	3.7%

Net Operating Income	$393,130	$387,318	1.5%	$390,357	0.7%	$783,487	$777,743	0.7%

(1)All rental revenues and other property income are reflected net of Bad Debt.
(2)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $44,975, $37,460, $41,723, $86,698, and $78,201 for Q2 2026, Q2 2025, Q1 2026, YTD 2026, and YTD 2025, respectively.
(3)These expenses are presented net of applicable resident recoveries.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(b)

Same Store Quarterly Operating Trends
(unaudited)

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025

Average Occupancy	97.1%	96.3%	96.0%	96.5%	97.3%
Turnover Rate	5.7%	5.3%	5.6%	6.3%	6.2%
Trailing four quarters Turnover Rate	22.9%	23.4%	23.0%	N/A	N/A
Average Monthly Rent	$2,480	$2,471	$2,461	$2,449	$2,431
Rental Rate Growth (lease-over-lease):
Renewals	3.3%	3.7%	4.2%	4.5%	4.7%
New leases	1.1%	(3.0)%	(4.2)%	(0.7)%	2.1%
Blended	2.7%	1.6%	1.8%	2.9%	4.0%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended June 30, 2026 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	6,834	96.0%	$3,276	$1.91	10.5%
Northern California	3,889	96.7%	2,832	1.79	5.3%
Seattle	3,869	97.4%	3,004	1.57	5.6%
Phoenix	9,160	96.7%	2,086	1.23	9.2%
Las Vegas	3,378	97.0%	2,275	1.16	3.6%
Denver	3,038	94.8%	2,634	1.43	3.7%
Western US Subtotal	30,168	96.5%	2,647	1.50	37.9%

Florida:
South Florida	7,841	95.7%	3,170	1.70	11.6%
Tampa	9,610	95.5%	2,295	1.22	10.8%
Orlando	7,050	95.3%	2,299	1.23	7.8%
Jacksonville	2,133	96.5%	2,196	1.12	2.3%
Florida Subtotal	26,634	95.6%	2,547	1.35	32.5%

Southeast United States:
Atlanta	12,561	95.8%	2,133	1.03	12.7%
Carolinas	6,130	96.1%	2,127	1.02	6.2%
Southeast US Subtotal	18,691	95.9%	2,131	1.02	18.9%

Texas:
Houston	2,594	94.8%	1,939	0.98	2.4%
Dallas	3,546	94.2%	2,238	1.11	3.8%
Texas Subtotal	6,140	94.5%	2,111	1.06	6.2%

Midwest United States:
Chicago	2,429	96.2%	2,622	1.63	2.9%
Minneapolis	1,024	95.9%	2,499	1.28	1.2%
Midwest US Subtotal	3,453	96.1%	2,586	1.51	4.1%

Other (2):	423	89.6%	1,993	1.05	0.4%

Total / Average	85,509	95.9%	$2,460	$1.31	100.0%
Same Store Total / Average	77,326	97.1%	$2,480	$1.32	91.9%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.
(2)Includes homes located in San Antonio, Salt Lake City, Austin, and Nashville.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q2 2026	# Homes	Q2 2026	Q2 2025	Change	Q2 2026	Q2 2025	Change	Q2 2026	Q2 2025	Change
Western United States:
Southern California	6,223	$3,276	$3,174	3.2%	99.3%	98.7%	0.6%	$62,095	$59,958	3.6%
Northern California	3,704	2,832	2,781	1.8%	98.8%	98.6%	0.2%	31,856	31,360	1.6%
Seattle	3,826	3,005	2,941	2.2%	98.0%	98.1%	(0.1)%	34,536	33,992	1.6%
Phoenix	8,721	2,079	2,062	0.8%	97.2%	97.8%	(0.6)%	55,515	55,526	—%
Las Vegas	3,042	2,273	2,238	1.6%	97.4%	97.5%	(0.1)%	21,059	20,761	1.4%
Denver	2,429	2,654	2,617	1.4%	96.4%	97.3%	(0.9)%	19,320	19,238	0.4%
Western US Subtotal	27,945	2,647	2,594	2.0%	97.9%	98.1%	(0.2)%	224,381	220,835	1.6%

Florida:
South Florida	7,518	3,189	3,118	2.3%	97.0%	96.9%	0.1%	71,838	70,055	2.5%
Tampa	8,316	2,316	2,307	0.4%	96.3%	96.0%	0.3%	58,410	58,090	0.6%
Orlando	6,518	2,297	2,267	1.3%	96.6%	97.2%	(0.6)%	45,652	45,272	0.8%
Jacksonville	1,924	2,223	2,190	1.5%	96.9%	96.9%	—%	13,017	12,887	1.0%
Florida Subtotal	24,276	2,575	2,539	1.4%	96.7%	96.7%	—%	188,917	186,304	1.4%

Southeast United States:
Atlanta	11,810	2,132	2,086	2.2%	96.4%	97.1%	(0.7)%	74,898	73,388	2.1%
Carolinas	5,342	2,146	2,091	2.6%	96.8%	97.3%	(0.5)%	34,623	34,127	1.5%
Southeast US Subtotal	17,152	2,136	2,088	2.3%	96.5%	97.2%	(0.7)%	109,521	107,515	1.9%

Texas:
Houston	1,899	1,943	1,930	0.7%	96.9%	96.7%	0.2%	11,276	11,179	0.9%
Dallas	2,642	2,292	2,282	0.4%	95.6%	96.6%	(1.0)%	18,247	18,332	(0.5)%
Texas Subtotal	4,541	2,145	2,135	0.5%	96.1%	96.6%	(0.5)%	29,523	29,511	—%

Midwest United States:
Chicago	2,376	2,622	2,471	6.1%	97.0%	97.1%	(0.1)%	18,152	17,315	4.8%
Minneapolis	1,010	2,501	2,400	4.2%	96.4%	96.8%	(0.4)%	7,501	7,251	3.4%
Midwest US Subtotal	3,386	2,586	2,450	5.6%	96.9%	97.0%	(0.1)%	25,653	24,566	4.4%

Other (1):	26	2,200	2,187	0.6%	95.9%	96.7%	(0.8)%	175	173	1.2%

Total / Average	77,326	$2,480	$2,431	2.0%	97.1%	97.3%	(0.2)%	$578,170	$568,904	1.6%

(1)Includes 26 Same Store homes located in Nashville.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q2 2026	# Homes	Q2 2026	Q1 2026	Change	Q2 2026	Q1 2026	Change	Q2 2026	Q1 2026	Change
Western United States:
Southern California	6,223	$3,276	$3,252	0.7%	99.3%	98.2%	1.1%	$62,095	$61,280	1.3%
Northern California	3,704	2,832	2,821	0.4%	98.8%	98.0%	0.8%	31,856	31,645	0.7%
Seattle	3,826	3,005	2,973	1.1%	98.0%	97.5%	0.5%	34,536	34,110	1.2%
Phoenix	8,721	2,079	2,077	0.1%	97.2%	96.4%	0.8%	55,515	55,141	0.7%
Las Vegas	3,042	2,273	2,265	0.4%	97.4%	96.3%	1.1%	21,059	20,733	1.6%
Denver	2,429	2,654	2,649	0.2%	96.4%	95.6%	0.8%	19,320	19,102	1.1%
Western US Subtotal	27,945	2,647	2,634	0.5%	97.9%	97.1%	0.8%	224,381	222,011	1.1%

Florida:
South Florida	7,518	3,189	3,177	0.4%	97.0%	96.3%	0.7%	71,838	71,276	0.8%
Tampa	8,316	2,316	2,316	—%	96.3%	96.0%	0.3%	58,410	58,176	0.4%
Orlando	6,518	2,297	2,290	0.3%	96.6%	95.9%	0.7%	45,652	45,073	1.3%
Jacksonville	1,924	2,223	2,216	0.3%	96.9%	96.6%	0.3%	13,017	12,936	0.6%
Florida Subtotal	24,276	2,575	2,568	0.3%	96.7%	96.1%	0.6%	188,917	187,461	0.8%

Southeast United States:
Atlanta	11,810	2,132	2,126	0.3%	96.4%	95.8%	0.6%	74,898	74,453	0.6%
Carolinas	5,342	2,146	2,145	—%	96.8%	95.5%	1.3%	34,623	34,300	0.9%
Southeast US Subtotal	17,152	2,136	2,132	0.2%	96.5%	95.7%	0.8%	109,521	108,753	0.7%

Texas:
Houston	1,899	1,943	1,945	(0.1)%	96.9%	96.7%	0.2%	11,276	11,308	(0.3)%
Dallas	2,642	2,292	2,292	—%	95.6%	95.4%	0.2%	18,247	18,215	0.2%
Texas Subtotal	4,541	2,145	2,146	—%	96.1%	95.9%	0.2%	29,523	29,523	—%

Midwest United States:
Chicago	2,376	2,622	2,588	1.3%	97.0%	95.6%	1.4%	18,152	17,774	2.1%
Minneapolis	1,010	2,501	2,486	0.6%	96.4%	95.0%	1.4%	7,501	7,383	1.6%
Midwest US Subtotal	3,386	2,586	2,557	1.1%	96.9%	95.4%	1.5%	25,653	25,157	2.0%

Other (1):	26	2,200	2,185	0.7%	95.9%	91.2%	4.7%	175	160	9.4%

Total / Average	77,326	$2,480	$2,471	0.4%	97.1%	96.3%	0.8%	$578,170	$573,065	0.9%

(1)Includes 26 Same Store homes located in Nashville.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — YTD
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, YTD 2026	# Homes	YTD 2026	YTD 2025	Change	YTD 2026	YTD 2025	Change	YTD 2026	YTD 2025	Change
Western United States:
Southern California	6,223	$3,264	$3,156	3.4%	98.8%	98.6%	0.2%	$123,375	$118,914	3.8%
Northern California	3,704	2,826	2,775	1.8%	98.4%	98.6%	(0.2)%	63,501	62,507	1.6%
Seattle	3,826	2,989	2,931	2.0%	97.8%	98.0%	(0.2)%	68,646	67,557	1.6%
Phoenix	8,721	2,078	2,063	0.7%	96.8%	97.7%	(0.9)%	110,656	110,508	0.1%
Las Vegas	3,042	2,269	2,233	1.6%	96.8%	97.5%	(0.7)%	41,792	41,319	1.1%
Denver	2,429	2,651	2,605	1.8%	96.0%	97.2%	(1.2)%	38,422	38,246	0.5%
Western US Subtotal	27,945	2,640	2,587	2.0%	97.5%	98.0%	(0.5)%	446,392	439,051	1.7%

Florida:
South Florida	7,518	3,183	3,108	2.4%	96.7%	97.0%	(0.3)%	143,114	139,801	2.4%
Tampa	8,316	2,316	2,302	0.6%	96.2%	96.1%	0.1%	116,586	115,411	1.0%
Orlando	6,518	2,293	2,261	1.4%	96.3%	97.3%	(1.0)%	90,725	90,285	0.5%
Jacksonville	1,924	2,220	2,183	1.7%	96.8%	97.4%	(0.6)%	25,953	25,736	0.8%
Florida Subtotal	24,276	2,571	2,532	1.5%	96.4%	96.8%	(0.4)%	376,378	371,233	1.4%

Southeast United States:
Atlanta	11,810	2,129	2,079	2.4%	96.1%	97.0%	(0.9)%	149,351	146,316	2.1%
Carolinas	5,342	2,145	2,086	2.8%	96.2%	97.3%	(1.1)%	68,923	67,790	1.7%
Southeast US Subtotal	17,152	2,134	2,082	2.5%	96.1%	97.1%	(1.0)%	218,274	214,106	1.9%

Texas:
Houston	1,899	1,944	1,924	1.0%	96.8%	96.8%	—%	22,584	22,275	1.4%
Dallas	2,642	2,292	2,280	0.5%	95.5%	96.5%	(1.0)%	36,462	36,565	(0.3)%
Texas Subtotal	4,541	2,146	2,131	0.7%	96.0%	96.6%	(0.6)%	59,046	58,840	0.4%

Midwest United States:
Chicago	2,376	2,605	2,457	6.0%	96.3%	97.3%	(1.0)%	35,926	34,446	4.3%
Minneapolis	1,010	2,493	2,384	4.6%	95.7%	96.0%	(0.3)%	14,884	14,357	3.7%
Midwest US Subtotal	3,386	2,572	2,435	5.6%	96.1%	96.9%	(0.8)%	50,810	48,803	4.1%

Other (1):	26	2,192	2,191	—%	93.6%	96.9%	(3.3)%	335	342	(2.0)%

Total / Average	77,326	$2,475	$2,424	2.1%	96.7%	97.3%	(0.6)%	$1,151,235	$1,132,375	1.7%

(1)Includes 26 Same Store homes located in Nashville.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q2 2026	Q2 2026	Q2 2025	Change	Q2 2026	Q2 2025	Change	Q2 2026	Q2 2025	Change	Q2 2026	Q2 2025
Western United States:
Southern California	$62,095	$59,958	3.6%	$15,161	$16,169	(6.2)%	$46,934	$43,789	7.2%	75.6%	73.0%
Northern California	31,856	31,360	1.6%	7,851	8,234	(4.7)%	24,005	23,126	3.8%	75.4%	73.7%
Seattle	34,536	33,992	1.6%	9,131	8,843	3.3%	25,405	25,149	1.0%	73.6%	74.0%
Phoenix	55,515	55,526	—%	11,519	10,840	6.3%	43,996	44,686	(1.5)%	79.3%	80.5%
Las Vegas	21,059	20,761	1.4%	4,928	4,717	4.5%	16,131	16,044	0.5%	76.6%	77.3%
Denver	19,320	19,238	0.4%	4,109	3,961	3.7%	15,211	15,277	(0.4)%	78.7%	79.4%
Western US Subtotal	224,381	220,835	1.6%	52,699	52,764	(0.1)%	171,682	168,071	2.1%	76.5%	76.1%

Florida:
South Florida	71,838	70,055	2.5%	28,629	27,626	3.6%	43,209	42,429	1.8%	60.1%	60.6%
Tampa	58,410	58,090	0.6%	22,661	22,403	1.2%	35,749	35,687	0.2%	61.2%	61.4%
Orlando	45,652	45,272	0.8%	17,114	16,157	5.9%	28,538	29,115	(2.0)%	62.5%	64.3%
Jacksonville	13,017	12,887	1.0%	4,831	4,703	2.7%	8,186	8,184	—%	62.9%	63.5%
Florida Subtotal	188,917	186,304	1.4%	73,235	70,889	3.3%	115,682	115,415	0.2%	61.2%	61.9%

Southeast United States:
Atlanta	74,898	73,388	2.1%	26,932	26,377	2.1%	47,966	47,011	2.0%	64.0%	64.1%
Carolinas	34,623	34,127	1.5%	9,652	9,844	(2.0)%	24,971	24,283	2.8%	72.1%	71.2%
Southeast US Subtotal	109,521	107,515	1.9%	36,584	36,221	1.0%	72,937	71,294	2.3%	66.6%	66.3%

Texas:
Houston	11,276	11,179	0.9%	5,088	5,060	0.6%	6,188	6,119	1.1%	54.9%	54.7%
Dallas	18,247	18,332	(0.5)%	6,905	6,554	5.4%	11,342	11,778	(3.7)%	62.2%	64.2%
Texas Subtotal	29,523	29,511	—%	11,993	11,614	3.3%	17,530	17,897	(2.1)%	59.4%	60.6%

Midwest United States:
Chicago	18,152	17,315	4.8%	8,043	7,617	5.6%	10,109	9,698	4.2%	55.7%	56.0%
Minneapolis	7,501	7,251	3.4%	2,443	2,433	0.4%	5,058	4,818	5.0%	67.4%	66.4%
Midwest US Subtotal	25,653	24,566	4.4%	10,486	10,050	4.3%	15,167	14,516	4.5%	59.1%	59.1%

Other (1):	175	173	1.2%	43	48	(10.4)%	132	125	5.6%	75.4%	72.3%

Total / Average	$578,170	$568,904	1.6%	$185,040	$181,586	1.9%	$393,130	$387,318	1.5%	68.0%	68.1%

(1)Includes 26 Same Store homes located in Nashville.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q2 2026	Q2 2026	Q1 2026	Change	Q2 2026	Q1 2026	Change	Q2 2026	Q1 2026	Change	Q2 2026	Q1 2026
Western United States:
Southern California	$62,095	$61,280	1.3%	$15,161	$15,400	(1.6)%	$46,934	$45,880	2.3%	75.6%	74.9%
Northern California	31,856	31,645	0.7%	7,851	8,168	(3.9)%	24,005	23,477	2.2%	75.4%	74.2%
Seattle	34,536	34,110	1.2%	9,131	9,554	(4.4)%	25,405	24,556	3.5%	73.6%	72.0%
Phoenix	55,515	55,141	0.7%	11,519	11,488	0.3%	43,996	43,653	0.8%	79.3%	79.2%
Las Vegas	21,059	20,733	1.6%	4,928	4,830	2.0%	16,131	15,903	1.4%	76.6%	76.7%
Denver	19,320	19,102	1.1%	4,109	4,211	(2.4)%	15,211	14,891	2.1%	78.7%	78.0%
Western US Subtotal	224,381	222,011	1.1%	52,699	53,651	(1.8)%	171,682	168,360	2.0%	76.5%	75.8%

Florida:
South Florida	71,838	71,276	0.8%	28,629	28,095	1.9%	43,209	43,181	0.1%	60.1%	60.6%
Tampa	58,410	58,176	0.4%	22,661	21,894	3.5%	35,749	36,282	(1.5)%	61.2%	62.4%
Orlando	45,652	45,073	1.3%	17,114	16,641	2.8%	28,538	28,432	0.4%	62.5%	63.1%
Jacksonville	13,017	12,936	0.6%	4,831	4,756	1.6%	8,186	8,180	0.1%	62.9%	63.2%
Florida Subtotal	188,917	187,461	0.8%	73,235	71,386	2.6%	115,682	116,075	(0.3)%	61.2%	61.9%

Southeast United States:
Atlanta	74,898	74,453	0.6%	26,932	25,979	3.7%	47,966	48,474	(1.0)%	64.0%	65.1%
Carolinas	34,623	34,300	0.9%	9,652	9,722	(0.7)%	24,971	24,578	1.6%	72.1%	71.7%
Southeast US Subtotal	109,521	108,753	0.7%	36,584	35,701	2.5%	72,937	73,052	(0.2)%	66.6%	67.2%

Texas:
Houston	11,276	11,308	(0.3)%	5,088	4,931	3.2%	6,188	6,377	(3.0)%	54.9%	56.4%
Dallas	18,247	18,215	0.2%	6,905	6,449	7.1%	11,342	11,766	(3.6)%	62.2%	64.6%
Texas Subtotal	29,523	29,523	—%	11,993	11,380	5.4%	17,530	18,143	(3.4)%	59.4%	61.5%

Midwest United States:
Chicago	18,152	17,774	2.1%	8,043	7,923	1.5%	10,109	9,851	2.6%	55.7%	55.4%
Minneapolis	7,501	7,383	1.6%	2,443	2,610	(6.4)%	5,058	4,773	6.0%	67.4%	64.6%
Midwest US Subtotal	25,653	25,157	2.0%	10,486	10,533	(0.4)%	15,167	14,624	3.7%	59.1%	58.1%

Other (1):	175	160	9.4%	43	57	(24.6)%	132	103	28.2%	75.4%	64.4%

Total / Average	$578,170	$573,065	0.9%	$185,040	$182,708	1.3%	$393,130	$390,357	0.7%	68.0%	68.1%

(1)Includes 26 Same Store homes located in Nashville.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YTD
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2026	YTD 2026	YTD 2025	Change	YTD 2026	YTD 2025	Change	YTD 2026	YTD 2025	Change	YTD 2026	YTD 2025
Western United States:
Southern California	$123,375	$118,914	3.8%	$30,561	$31,522	(3.0)%	$92,814	$87,392	6.2%	75.2%	73.5%
Northern California	63,501	62,507	1.6%	16,019	15,692	2.1%	47,482	46,815	1.4%	74.8%	74.9%
Seattle	68,646	67,557	1.6%	18,685	17,415	7.3%	49,961	50,142	(0.4)%	72.8%	74.2%
Phoenix	110,656	110,508	0.1%	23,007	20,953	9.8%	87,649	89,555	(2.1)%	79.2%	81.0%
Las Vegas	41,792	41,319	1.1%	9,758	9,170	6.4%	32,034	32,149	(0.4)%	76.7%	77.8%
Denver	38,422	38,246	0.5%	8,320	8,010	3.9%	30,102	30,236	(0.4)%	78.3%	79.1%
Western US Subtotal	446,392	439,051	1.7%	106,350	102,762	3.5%	340,042	336,289	1.1%	76.2%	76.6%

Florida:
South Florida	143,114	139,801	2.4%	56,724	54,717	3.7%	86,390	85,084	1.5%	60.4%	60.9%
Tampa	116,586	115,411	1.0%	44,555	43,789	1.7%	72,031	71,622	0.6%	61.8%	62.1%
Orlando	90,725	90,285	0.5%	33,755	31,997	5.5%	56,970	58,288	(2.3)%	62.8%	64.6%
Jacksonville	25,953	25,736	0.8%	9,587	9,194	4.3%	16,366	16,542	(1.1)%	63.1%	64.3%
Florida Subtotal	376,378	371,233	1.4%	144,621	139,697	3.5%	231,757	231,536	0.1%	61.6%	62.4%

Southeast United States:
Atlanta	149,351	146,316	2.1%	52,911	50,900	4.0%	96,440	95,416	1.1%	64.6%	65.2%
Carolinas	68,923	67,790	1.7%	19,374	19,193	0.9%	49,549	48,597	2.0%	71.9%	71.7%
Southeast US Subtotal	218,274	214,106	1.9%	72,285	70,093	3.1%	145,989	144,013	1.4%	66.9%	67.3%

Texas:
Houston	22,584	22,275	1.4%	10,019	9,695	3.3%	12,565	12,580	(0.1)%	55.6%	56.5%
Dallas	36,462	36,565	(0.3)%	13,354	12,522	6.6%	23,108	24,043	(3.9)%	63.4%	65.8%
Texas Subtotal	59,046	58,840	0.4%	23,373	22,217	5.2%	35,673	36,623	(2.6)%	60.4%	62.2%

Midwest United States:
Chicago	35,926	34,446	4.3%	15,966	15,016	6.3%	19,960	19,430	2.7%	55.6%	56.4%
Minneapolis	14,884	14,357	3.7%	5,053	4,755	6.3%	9,831	9,602	2.4%	66.1%	66.9%
Midwest US Subtotal	50,810	48,803	4.1%	21,019	19,771	6.3%	29,791	29,032	2.6%	58.6%	59.5%

Other (1):	335	342	(2.0)%	100	92	8.7%	235	250	(6.0)%	70.1%	73.1%

Total / Average	$1,151,235	$1,132,375	1.7%	$367,748	$354,632	3.7%	$783,487	$777,743	0.7%	68.1%	68.7%

(1)Includes 26 Same Store homes located in Nashville.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q2 2026			YTD 2026
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	5.0%	3.1%	4.8%	5.0%	2.4%	4.6%
Northern California	1.9%	3.0%	2.1%	2.3%	1.4%	2.1%
Seattle	5.1%	3.5%	4.8%	5.0%	1.7%	4.1%
Phoenix	2.6%	(0.7)%	1.6%	2.8%	(3.6)%	0.8%
Las Vegas	2.8%	0.8%	2.3%	2.9%	(2.2)%	1.4%
Denver	1.0%	1.1%	1.0%	1.7%	(1.3)%	0.7%
Western US Subtotal	3.5%	1.4%	3.0%	3.6%	(0.8)%	2.5%

Florida:
South Florida	4.9%	(0.3)%	3.6%	4.9%	(2.5)%	2.8%
Tampa	2.1%	(1.3)%	1.1%	2.3%	(3.5)%	0.6%
Orlando	2.9%	1.0%	2.3%	3.0%	(1.1)%	1.6%
Jacksonville	2.8%	2.4%	2.7%	3.0%	—%	2.1%
Florida Subtotal	3.3%	—%	2.4%	3.5%	(2.3)%	1.7%

Southeast United States:
Atlanta	3.0%	2.0%	2.8%	3.4%	(0.7)%	2.2%
Carolinas	2.0%	3.0%	2.3%	2.7%	0.4%	2.0%
Southeast US Subtotal	2.8%	2.3%	2.6%	3.2%	(0.3)%	2.1%

Texas:
Houston	2.2%	(0.9)%	1.6%	2.1%	(3.7)%	0.8%
Dallas	2.0%	(0.3)%	1.3%	2.3%	(3.0)%	0.7%
Texas Subtotal	2.1%	(0.5)%	1.4%	2.2%	(3.2)%	0.7%

Midwest United States:
Chicago	5.5%	5.7%	5.6%	6.0%	4.9%	5.6%
Minneapolis	5.7%	4.6%	5.3%	6.2%	2.7%	5.0%
Midwest US Subtotal	5.6%	5.4%	5.5%	6.0%	4.2%	5.5%

Other (1):	(0.5)%	(4.2)%	(2.5)%	2.1%	(3.3)%	(0.7)%

Total / Average	3.3%	1.1%	2.7%	3.5%	(1.1)%	2.2%

(1)Includes 26 Same Store homes located in Nashville.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
R&M OpEx, net	$26,902	$23,087	$23,854	$30,313	$25,822
Turn OpEx, net	10,405	9,427	10,162	11,704	9,682
Total recurring operating expenses, net	$37,307	$32,514	$34,016	$42,017	$35,504

R&M CapEx	$29,660	$26,313	$26,017	$34,935	$28,360
Turn CapEx	8,354	9,093	9,727	10,969	9,404
Total Recurring Capital Expenditures	$38,014	$35,406	$35,744	$45,904	$37,764

R&M OpEx, net + R&M CapEx	$56,562	$49,400	$49,871	$65,248	$54,182
Turn OpEx, net + Turn CapEx	18,759	18,520	19,889	22,673	19,086
Total Cost to Maintain, net	$75,321	$67,920	$69,760	$87,921	$73,268

Per Home	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Total Cost to Maintain, net	$974	$878	$902	$1,137	$948

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Recurring CapEx	$41,392	$40,058	$40,112	$51,719	$42,949
Value Enhancing CapEx	14,203	12,618	14,904	21,370	18,314
Initial Renovation CapEx	3,224	4,068	5,708	6,927	8,269
Disposition CapEx	1,274	1,033	904	862	869
Total Capital Expenditures	$60,093	$57,777	$61,628	$80,878	$70,401

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q2 2026	Q2 2025	YTD 2026	YTD 2025
Property management expense (GAAP)	$37,726	$35,833	$77,051	$72,572
Adjustments:
Share-based compensation expense	(1,339)	(1,566)	(4,265)	(3,217)
Adjusted property management expense	$36,387	$34,267	$72,786	$69,355

Adjusted G&A Expense	Q2 2026	Q2 2025	YTD 2026	YTD 2025
G&A expense (GAAP)	$29,332	$23,591	$61,651	$53,109
Adjustments:
Share-based compensation expense	(8,007)	(6,898)	(15,781)	(15,404)
Business reorganization costs (1)	(1,279)	(35)	(2,780)	(2,420)
Adjusted G&A expense	$20,046	$16,658	$43,090	$35,285

(1)Includes severance, restructuring, acquisition, and integration costs.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)	March 31, 2026	Q2 2026 Acquisitions (1)		Q2 2026 Dispositions (2)		June 30, 2026
	Homes	Homes	Avg. Est.	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,012	—	$—	178	$669,744	6,834
Northern California	3,965	—	—	76	489,673	3,889
Seattle	3,887	—	—	18	544,776	3,869
Phoenix	9,191	—	—	31	363,589	9,160
Las Vegas	3,383	—	—	5	451,580	3,378
Denver	2,999	45	418,792	6	409,000	3,038
Western US Subtotal	30,437	45	418,792	314	580,314	30,168

Florida:
South Florida	7,963	—	—	122	469,295	7,841
Tampa	9,659	24	314,593	73	316,676	9,610
Orlando	7,017	51	429,315	18	316,861	7,050
Jacksonville	2,147	—	—	14	403,207	2,133
Florida Subtotal	26,786	75	392,604	227	404,052	26,634

Southeast United States:
Atlanta	12,584	24	354,306	47	311,594	12,561
Carolinas	6,143	2	265,164	15	372,987	6,130
Southeast US Subtotal	18,727	26	347,449	62	326,447	18,691

Texas:
Houston	2,583	27	292,056	16	200,153	2,594
Dallas	3,568	—	—	22	261,915	3,546
Texas Subtotal	6,151	27	292,056	38	235,910	6,140

Midwest United States:
Chicago	2,441	—	—	12	345,046	2,429
Minneapolis	1,028	—	—	4	305,875	1,024
Midwest US Subtotal	3,469	—	—	16	335,253	3,453

Other (3):	400	23	410,370	—	—	423

Total / Average	85,970	196	$379,963	657	$469,569	85,509

Joint Venture Portfolio
2020 Rockpoint JV (4)	2,605	—	$—	1	$432,000	2,604
2022 Rockpoint JV (5)	407	55	343,167	—	—	462
FNMA JV (6)	311	—	—	13	465,677	298
Pathway Homes (7)	854	12	349,640	—	—	866
Upward America JV (8)	3,720	—	—	—	—	3,720
2024 Peregrine JV (9)	119	—	—	—	—	119

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 8(a) (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 5.1%. Stabilized cap rate represents forecasted nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 2.0%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)Includes homes located in San Antonio, Salt Lake City, Austin, and Nashville.
(4)Represents portfolio owned by the 2020 Rockpoint JV, of which we own 20.0%.
(5)Represents portfolio owned by the 2022 Rockpoint JV, of which we own 16.7%.
(6)Represents portfolio owned by the FNMA JV, of which we own 10.0%; however, our share of income is 50.0% as a result of achieving a promote interest threshold pursuant to the terms of the joint venture agreement..
(7)Represents portfolio owned by Pathway Homes, of which we own 100.0%.
(8)Represents portfolio owned by the Upward America JV, of which we own 7.2%.
(9)Represents portfolio owned by the 2024 Peregrine JV, of which we own 30.0%.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8(b)

Expected Development Pipeline of New Homes — As of June 30, 2026
(unaudited)

	Pipeline as of June 30, 2026 (1)(2)	Estimated Deliveries in Q3-Q4 2026	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home

Denver	36	36	—	$400,000
Tampa	66	37	29	310,000
Orlando	82	45	37	450,000
Atlanta	84	48	36	330,000
Carolinas	30	30	—	430,000
Houston	6	6	—	280,000
Dallas	4	4	—	290,000
Other	3	3	—	400,000
Total / Average	311	209	102	$370,000

(1)Represents the number of new homes as of June 30, 2026 that are under contract to be built and delivered during a future period to Invitation Homes or one of our joint ventures.
(2)Pipeline rollforward:

Pipeline as of March 31, 2026	556
Q2 2026 additions and cancellations (net)	(15)
Q2 2026 deliveries	(230)
Pipeline as of June 30, 2026	311

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 30

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Bad Debt
Bad debt represents our reserves for residents’ accounts receivables balances that are aged greater than 30 days, under the rationale that a resident’s security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident’s security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts (“Nareit”) recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. We define EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax, impairment on depreciated real estate investments, and adjustments for unconsolidated joint ventures. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 31 compensation expense; business reorganization costs; casualty (gains) losses and reserves, net; amortization of intangible assets; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See “Reconciliation of Net Income to Adjusted EBITDAre” for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures. We define Core FFO as FFO adjusted for the following: non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives; share-based compensation expense; legal settlements; business reorganization costs; casualty (gains) losses and reserves, net; amortization of intangible assets; and (gains) losses on investments in equity and other securities, net, as applicable. We define Adjusted FFO as Core FFO less Recurring Capital Expenditures that are necessary to help preserve the value and maintain the functionality of our homes. Where appropriate, FFO, Core FFO, and Adjusted FFO are adjusted for our share of investments in unconsolidated joint ventures.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss. We believe that Core FFO and Adjusted FFO are also meaningful supplemental measures of our operating performance for the same reasons as FFO and are further helpful to investors as they provide a more consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. FFO, Core FFO, and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our FFO, Core FFO, and Adjusted FFO may not be comparable to the FFO, Core FFO, and Adjusted FFO of other companies due to the fact that not all companies use the same definition of FFO, Core FFO, and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See “Reconciliation of FFO, Core FFO, and Adjusted FFO” for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to our standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; management fee revenues; and (income) losses from investments in unconsolidated joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 32

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store Portfolio. See “Reconciliation of Net Income to Same Store NOI” for a reconciliation of GAAP net income to NOI for our total portfolio and NOI for our Same Store Portfolio.

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and our systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as our existing Same Store portfolio, and homes in markets that we have announced an intent to exit where we no longer operate a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as our existing Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and our prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 33

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that we must meet with respect to our $1,750 million revolving credit facility (the “Revolving Facility”) and our $1,750 million term loan facility (the “2024 Term Loan Facility” and together with the Revolving Facility, the “Credit Facility”), as set forth in our Second Amended and Restated Revolving Credit and Term Loan Agreement dated September 9, 2024, as amended, and our $725 million term loan facility (the “2022 Term Loan Facility” and together with the 2024 Term Loan Facility, the “Term Loan Facilities”), as set forth in our 2022 Term Loan Agreement, as amended (together with the Credit Facility, the “Unsecured Credit Agreements”). The metrics provided under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b) show our compliance with certain covenants that we believe are our most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including our pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including our pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including our pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including our pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including our pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreements. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters’ EBITDA (including our pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters’ fixed charges (including our pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreements. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters’ unencumbered NOI, as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters’ total unsecured interest expense (including our pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreements.

The metrics set forth under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show our compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate our financial condition or results of operations, nor do they indicate our covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreements than similarly named metrics are defined by us in our Earnings Release and Supplemental Information for the purposes of evaluating our financial conditions or results of operations. For a more complete and detailed description of the covenants contained in our Unsecured Credit Agreements, see the applicable exhibits to our Annual Report.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 34

The breach of any of the covenants set forth in the Unsecured Credit Agreements could result in a default of our indebtedness related to our Revolving Facility and Term Loan Facilities, which could cause those obligations to become due and payable. Our ability to comply with these covenants may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of our indebtedness is accelerated, we may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in our Annual Report, as such factors may be updated from time to time in our periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that we must meet with respect to our senior notes, as set forth in our Supplemental Indentures to the Base Indenture for our Senior Notes (together, the “Indenture”). The metrics provided under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b) show our compliance with certain covenants that we believe are our most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occurred at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show our compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate our financial condition or results of operations, nor do they indicate our covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by us in our Earnings Release and Supplemental Information for the purposes of evaluating our financial conditions or results of operations. For a more complete and detailed description of the covenants contained in our Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to our Current Reports on Form 8-K filed on August 6, 2021, November 5, 2021, April 5, 2022, August 2, 2023, September 26, 2024, and August 15, 2025.

The breach of any of the covenants set forth in the Indenture could result in a default of our indebtedness related to our senior notes, which could cause those obligations to become due and payable. Our ability to comply with these covenants may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of our indebtedness is accelerated, we may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in our Annual Report, as such factors may be updated from time to time in our periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 35

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Total revenues (Total Portfolio)	$747,550	$734,112	$685,250	$688,166	$681,401
Management fee revenues	(19,738)	(19,852)	(21,662)	(21,975)	(22,294)
Homebuilding revenues	(49,460)	(43,745)	—	—	—
Total portfolio resident recoveries	(49,503)	(46,072)	(45,389)	(46,885)	(40,944)
Total Core Revenues (Total Portfolio)	628,849	624,443	618,199	619,306	618,163
Non-Same Store Core Revenues	(50,679)	(51,378)	(51,276)	(51,422)	(49,259)
Same Store Core Revenues	$578,170	$573,065	$566,923	$567,884	$568,904

Reconciliation of Total Revenues to Same Store Core Revenues, YTD
(in thousands) (unaudited)

	YTD 2026	YTD 2025
Total revenues (Total Portfolio)	$1,481,662	$1,355,880
Management fee revenues	(39,590)	(43,702)
Homebuilding revenues	(93,205)	—
Total portfolio resident recoveries	(95,575)	(85,062)
Total Core Revenues (Total Portfolio)	1,253,292	1,227,116
Non-Same Store Core Revenues	(102,057)	(94,741)
Same Store Core Revenues	$1,151,235	$1,132,375

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Property operating and maintenance expenses (Total Portfolio)	$255,712	$251,134	$244,823	$259,037	$244,278
Total Portfolio resident recoveries	(49,503)	(46,072)	(45,389)	(46,885)	(40,944)
Core Operating Expenses (Total Portfolio)	206,209	205,062	199,434	212,152	203,334
Non-Same Store Core Operating Expenses	(21,169)	(22,354)	(20,788)	(24,045)	(21,748)
Same Store Core Operating Expenses	$185,040	$182,708	$178,646	$188,107	$181,586

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, YTD
(in thousands) (unaudited)

	YTD 2026	YTD 2025
Property operating and maintenance expenses (Total Portfolio)	$506,846	$481,727
Total Portfolio resident recoveries	(95,575)	(85,062)
Core Operating Expenses (Total Portfolio)	411,271	396,665
Non-Same Store Core Operating Expenses	(43,523)	(42,033)
Same Store Core Operating Expenses	$367,748	$354,632

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 36

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Net income available to common stockholders	$218,172	$159,800	$144,308	$136,474	$140,665
Net income available to participating securities	675	708	246	264	222
Non-controlling interests	804	557	496	472	480
Management fee revenues	(19,738)	(19,852)	(21,662)	(21,975)	(22,294)
Homebuilding revenues	(49,460)	(43,745)	—	—	—
Property management expense	37,726	39,325	39,485	37,073	35,833
Homebuilding cost of sales	42,215	39,134	—	—	—
General and administrative	29,332	32,319	23,697	18,444	23,591
Interest expense	93,987	95,313	90,878	90,781	87,414
Depreciation and amortization	194,299	193,142	189,875	188,457	185,455
Casualty losses, impairment, and other	4,236	4,345	311	3,420	3,029
Gain on sale of property, net of tax	(132,308)	(87,094)	(54,463)	(45,515)	(46,591)
(Income) losses from investments in unconsolidated joint ventures	2,402	3,085	3,717	(2,130)	4,802
Other, net (1)	298	2,344	1,877	1,389	2,223
NOI (Total Portfolio)	422,640	419,381	418,765	407,154	414,829
Non-Same Store NOI	(29,510)	(29,024)	(30,488)	(27,377)	(27,511)
Same Store NOI	$393,130	$390,357	$388,277	$379,777	$387,318

Reconciliation of Net Income to Same Store NOI, YTD
(in thousands) (unaudited)

	YTD 2026	YTD 2025
Net income available to common stockholders	$377,972	$306,182
Net income available to participating securities	1,383	450
Non-controlling interests	1,361	1,017
Management fee revenues	(39,590)	(43,702)
Homebuilding revenues	(93,205)	—
Property management expense	77,051	72,572
Homebuilding cost of sales	81,349	—
General and administrative	61,651	53,109
Interest expense	189,300	171,668
Depreciation and amortization	387,441	368,601
Casualty losses, impairment, and other	8,581	7,712
Gain on sale of property, net of tax	(219,402)	(118,257)
Losses from investments in unconsolidated joint ventures	5,487	10,020
Other, net (1)	2,642	1,079
NOI (Total Portfolio)	842,021	830,451
Non-Same Store NOI	(58,534)	(52,708)
Same Store NOI	$783,487	$777,743

(1)Includes interest income, gains (losses) resulting from investments in equity securities, settlement and other costs related to certain litigation and regulatory matters, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 37

Reconciliation of Net Income to Adjusted EBITDAre
(in thousands, unaudited)

	Q2 2026	Q2 2025	YTD 2026	YTD 2025
Net income available to common stockholders	$218,172	$140,665	$377,972	$306,182
Net income available to participating securities	675	222	1,383	450
Non-controlling interests	804	480	1,361	1,017
Interest expense	93,987	87,414	189,300	171,668
Interest expense in unconsolidated joint ventures	6,265	5,943	12,392	11,569
Depreciation and amortization	194,299	185,455	387,441	368,601
Depreciation and amortization of investments in unconsolidated joint ventures	4,508	3,791	8,976	7,453
EBITDA	518,710	423,970	978,825	866,940
Gain on sale of property, net of tax	(132,308)	(46,591)	(219,402)	(118,257)
Impairment on depreciated real estate investments	961	36	1,430	99
Net gain on sale of investments in unconsolidated joint ventures	(1,627)	(261)	(3,048)	(406)
EBITDAre	385,736	377,154	757,805	748,376
Share-based compensation expense	9,346	8,464	20,046	18,621
Business reorganization costs (1)	1,279	35	2,780	2,420
Casualty losses and reserves, net (2)	3,358	3,000	7,293	7,683
Other, net (3)	298	2,223	2,642	1,079
Adjusted EBITDAre	$400,017	$390,876	$790,566	$778,179

	Trailing Twelve Months (TTM) Ended
	June 30, 2026	December 31, 2025
Net income available to common stockholders	$658,754	$586,964
Net income available to participating securities	1,893	960
Non-controlling interests	2,329	1,985
Interest expense	370,959	353,327
Interest expense in unconsolidated joint ventures	26,135	25,312
Depreciation and amortization	765,773	746,933
Depreciation and amortization of investments in unconsolidated joint ventures	17,884	16,361
EBITDA	1,843,727	1,731,842
Gain on sale of property, net of tax	(319,380)	(218,235)
Impairment on depreciated real estate investments	1,988	657
Net gain on sale of investments in unconsolidated joint ventures	(11,103)	(8,461)
EBITDAre	1,515,232	1,505,803
Share-based compensation expense	29,255	27,830
Business reorganization costs (1)	3,132	2,772
Casualty losses and reserves, net (2)	10,534	10,924
Other, net (3)	5,908	4,345
Adjusted EBITDAre	$1,564,061	$1,551,674

(1)Includes severance, restructuring, acquisition, and integration costs.
(2)Includes our share from unconsolidated joint ventures.
(3)Includes interest income, gains (losses) resulting from investments in equity securities, settlement and other costs related to certain litigation and regulatory matters, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 38

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	June 30, 2026		December 31, 2025
Secured debt, net	$1,385,098		$1,384,114
Unsecured notes, net	4,402,839		4,398,921
Term loan facility, net	2,458,754		2,451,985
Revolving facility	280,000		145,000
Total Debt per Balance Sheet	8,526,691		8,380,020
Retained and repurchased certificates	(55,499)		(55,499)
Cash, ex-security deposits and letters of credit (1)	(137,316)		(167,472)
Deferred financing costs, net	44,182		54,208
Unamortized discounts on notes payable	22,365		24,171
Net Debt (A)	$8,400,423		$8,235,428

	For the TTM Ended		For the TTM Ended
	June 30, 2026		December 31, 2025
Adjusted EBITDAre (B)	$1,564,061		$1,551,674

Net Debt / TTM Adjusted EBITDAre (A / B)	5.4	x	5.3	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.

Components of Non-Cash Interest Expense
(in thousands) (unaudited)

	Q2 2026	Q2 2025	YTD 2026	YTD 2025
Amortization of discounts on notes payable	$906	$789	$1,806	$1,570
Amortization of deferred financing costs	5,179	5,723	13,231	10,705
Change in fair value of interest rate derivatives	—	—	—	—
Amortization of swap fair value at designation	546	(2,421)	1,087	(6,152)
Our share from unconsolidated joint ventures	1,216	1,633	2,352	3,235
Total non-cash interest expense	$7,847	$5,724	$18,476	$9,358

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2026 Earnings Release and Supplemental Information — page 39